UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 16, 2008
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Bylaws
On September 16, 2008, the Board of Directors of Cerner Corporation (the “Company”) voted to adopt amended and restated bylaws of the Company (the “Bylaws”), which included amendments to the advance notice provisions, as described below.
Advance Notice Provisions. The Company’s advance notice provisions, which are set forth in paragraphs 5, 6 and 18 of the Bylaws, have been updated and revised. As amended and restated, paragraphs 5, 6 and 18 clarify and add new requirements to the advance notice requirements that shareholders must follow in order to make either a director nomination or bring any other business at an annual or a special meeting of the shareholders. Paragraph 5.2(a)(1)(C) explicitly provides that the provisions of paragraph 5 are the exclusive means for a shareholder to make nominations or submit other business, other than proposals governed by Rule 14a-8 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (which provides its own procedural requirements). Paragraphs 5, 6 and 18 jointly set forth the requirements, timing and information required to be provided to the Company about the shareholder making a nomination or proposing business and the information required to be provided to the Company about any nominee for the Company’s Board of Directors made by such shareholder.
In addition, Paragraph 5.3 requires, among other things, that each person nominated by a shareholder for election or reelection as a director of the Company to submit a written questionnaire with respect to the background and qualification of such person and of the person on whose behalf such person is being nominated.
Shareholder Nominations and Proposals for 2009 Annual Meeting. If a shareholder would like to make a proposal at our 2009 annual meeting, including the nomination of a director candidate, we must receive written notice no later than the close of business on December 18, 2008 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and form of proxy must deliver notice no later than the close of business on January 22, 2009. Such notice must comply with the requirements of paragraph 5.2 of the Bylaws and shareholders of the Company desiring to submit a proposal or director nomination should carefully review the Bylaws to ensure compliance with the applicable provisions.
Any notice received after January 22, 2009 will be untimely. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Nominees recommended by shareholders of the Company in accordance with the Company’s advance notice provision will be considered by the Nominating, Governance & Public Policy Committee for recommendation for nomination by the Board.

The Amended and Restated Bylaws, effective September 16, 2008, are attached as Exhibit 3.1 to this report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
c)	Exhibits
3.1	Amended and Restated Bylaws, effective September 16, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: September 22, 2008	By:	/s/ Marc G. Naughton
Marc G. Naughton, Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws, effective September 16, 2008